SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

               DATE OF EARLIEST REPORTED EVENT - December 17,2002

                               SEALIFE CORPORATION
             (Exact name of Registrant as specified in its charter)

           Delaware                  #0-13895            IRS#34-1444240
           --------                 -----------          --------------
(State or other jurisdiction of     (Commission           (IRS Employer
incorporation or organization)      File Number)       Identification Number)

                             18482 Park Villa Place
                           Villa Park California 92861
              (Address of Registrant's principal executive offices)

                                 (714) 538-5214
              (Registrant's telephone number, including area code)

                                 (714) 538-3146
              (Registrant's facsimile number, including area code)

                          Integrated Enterprises, Inc.
                               716 Parkview Drive
                               Aurora, Ohio 44202
          (Former name or former address, if changed since last report)

ITEM 1. Changes in control of the Registrant,

     As a result of the acquisition of SeaLife Corp. a Nevada corporation the control of the Registrant shifted to the former shareholders of SeaLife Corp. Robert A. McCaslin now exercises control of the registrant. Mr. Robert A. McCaslin owns 4,000,000 shares of a total 6,124,200 or 65% of the total outstanding shares.


Item 2. Acquisition of Disposition of Assets.


     On December 20, 2002 the registrant acquired 100% of the issued and outstanding shares of SeaLife Corp, a Nevada Corporation in exchange for 2,524,200 post reverse split shares of the Registrant's common stock.

SeaLife Corp., (Sealife) a Nevada corporation, was incorporated on January 21, 2002 and its wholly owned subsidiary SeaLife Marine Products, a California corporation, was incorporated on February 6, 2002. Sealife has acquired the technology (formulas, copyrights, trademarks, and EPA registrations) to a "next generation" anti-fouling submerged marine coating. This new coating is non-toxic and compatible with marine plant and animal life.

Proposed and pending government regulations require marine coatings be "environmentally friendly". Most anti-foul marine coatings currently used fail this requirement. This presents Sealife with an unprecedented opportunity.

Sealife's first product, SeaLife 1000, provides a unique anti-shell, anti-algae, anti-fungus, anti-rust coating with results far superior other anti-fouling coatings on the market. Competitors' ablative and abrasive antifoul paints are enviro-toxic. They are formulated to leach biocides into the water to kill marine life. They require labor-intensive hull preparation and application procedures, limited useful life and excessive out-of-water time. Their environmentally toxic dispersions, being harmful to the marine environment, invite public relations problems. SeaLife 1000 has none of these negatives. It is designed to be harmless to marine life, requires only minimal pre-paint hull preparation, is easy to apply, has double the useful life and minimal down time. SeaLife 1000 is non-ablative, i.e. it does not rely upon its surface coat integrity wearing away by through-water friction nor does it rely on leaching of its active ingredient to perform its anti-foul characteristics. The proprietary binding agents in SeaLife 1000 reduce leaching or through-water ablative action to nearly no-detect levels.

When SeaLife's organic copper complex comes in contact with water, reactive hydrolysis of its proprietary ingredients begins which microscopically expands and smoothes the SeaLife coating over the ship's underwater hull surfaces. This results in an undersea hull surface that becomes more uniformly smooth than when it was painted.

This hydraulic smoothing of SeaLife 1000 greatly reduces the uneven surfaces such as cracks, chips, dents, ridges, hull-plate seams and rivets customarily found on ships' hulls. These uneven surfaces are where plant and shell growth first attach to underwater hulls. The SeaLife 1000-coated surfaces also become extremely slippery when immersed in water, another effect of organic copper complex reactive hydrolysis.

Traditional anti-foul paint does not form this silky smooth surface. Barnacles and plants readily attach to the hulls of these ships, starting in locations of uneven surfaces and, as they find a secure host, migrating outward across the hull surfaces. Such plant and shell growths slow ships' speed, increase fuel and re-paint costs and shorten engine life.

Traditional anti-foul paints rely upon toxic levels of active ingredients, i.e. tin, copper, arsenic, etc., leaching into the water and killing or repelling unwanted marine plant and shell growth. SeaLife 1000 relies upon this "next generation" technology that neither kills nor repels marine plant and shell growth.

Unwanted marine plant and shell organisms simply find the extremely smooth and slippery surfaces coated with SeaLife 1000 to be an unsuitable host, so they go elsewhere.

An additional feature of SeaLife 1000's extraordinary anti-foul characteristics was derived from understanding sea life, both animal and plant, seek surfaces that are supportive of a biologically active environment. They naturally reject surfaces that will not support it or are less biologically hospitable. SeaLife Marine's below water coatings present biologically inhospitable host surfaces for sea life that neither repel nor harm marine life. They merely offer surfaces that are less attractive to sea life than other surfaces within their environment. The combination of an extremely smooth and slippery underwater hull prevents marine plant and shell growth from attaching to it.
The smoothing and slipperiness resulting from reactive hydrolysis plus the biologically-formulated inhospitable surface is the key to SeaLife 1000's anti-foul characteristics.

Most competitors' anti-foul marine coatings use coatings with high percentages of copper or the highly toxic TBT (Tributyl Tin). SeaLife Marine Coatings would not consider using TBT and uses only low concentrations of non-metallic copper it is formulations. SeaLife 1000's active ingredient, cuprous oxide, is in low concentration (39%), is firmly fixed in the paint and does not emit harmful levels of leachates. Its dispersion rate, almost non-detect, is comparable to trace levels of copper in clean sea water or copper levels leached from the copper pipes in a home's potable water system.

Field tests using SeaLife 1000 have consistently demonstrated that hulls and other submerged surfaces treated with these coatings provide long-term resistance to algae, fungus, shell growth and rust without harming marine life. SeaLife Marine is confident its marine coatings represent a significant breakthrough in environmental anti-fouling technology.

Ten years in development, tested extensively around the world, SeaLife 1000 protects hulls years longer than most anti-foul paints, costs less, dries faster, is easier to apply, does not require a primer coat, and is environmentally safe. That's an unbeatable combination of quality, performance, value and enviro-safe technology. SeaLife 1000 is perhaps the only anti-foul coating authorized to be labeled "environmentally compatible" by the EPA.

Sealife has two anti-fouling coatings, one solvent-based, one water-based, and a water-based topside coating, all formulated for use on ships and structures that are exposed to a marine environment. SeaLife Marine Coatings can be applied to nearly all surfaces including wood, fiberglass, steel and aluminum. It has been applied with great success to buoys at sea, aquafarm nets, undersea gratings, pilings, or any submerged surface requiring protection from fouling. The SeaLife family of products includes:

SeaLife 1000: A solvent-based, anti-fouling coating for underwater use. This coating is a long life, anti-fouling coating, salt and fresh water effective. It is an entirely new type of antifoul paint. It is a highly modified, hard vinyl, hydrolysis reactive paint. It is extremely flexible and long-lived.

Unlike other vinyl-based paints which are hard, inflexible and brittle, SeaLife 1000's structure is more like leather: tough, hard, and flexible with a silky smooth surface. This is a significant advance in environmentally safe anti-foul technology.

SeaLife 1000 requires only minimal pre-paint hull preparation, is easy to apply, allows minimal down time and has at least double the useful life of competitors' marine coatings.

A SeaLife 1000 painted hull can be returned to the water the same day it is painted.

SeaLife 1000 has a low VOC (volatile organic compound) rating of 260 grams per liter, well below the EPA recommended maximum of 300 g/l and far below the VOC ratings of most anti-foul paints. Additionally, it has an extremely high ignition temperature of 9470F which makes this product much safer to ship, handle and store.

SeaLife 2000: A water-based, anti-fouling coating for submerged marine use. Due to the absence of petroleum distillates in its formulation, SeaLife 2000 has a highly desirable zero (0) VOC (volatile organic compounds) rating. Its highest quality acrylate dispersions make this product suitable for ships as both superstructure and submerged anti-fouling coating. SeaLife 2000 is currently under research and development.

SeaLife 3000: A water-based coating with anti-rust additives for above-water use. As this coating has demonstrated exceptional fireproof characteristics, it is the coating of choice for military applications. SeaLife 3000 is currently under research and development.

Competition:

Unlike competitors' products, SeaLife Marine Coatings contain no arsenic, tributyl tin, copper, lead, mercury, pesticides, silicones or toxic materials. Sealife's extensive research indicates that SeaLife Marine Coatings are the only products that are highly effective, long life, easily applied anti-foul products yet are non-toxic, non-pathogenic and compatible with the environment with no known hazards to marine life.

SeaLife 1000 offers superior adhesion on wet or oily surfaces without the necessity of pre-coating. It can be applied to dry, wet, or humid surfaces. It provides long life protection under water on steel, fiberglass, aluminum and wooden hulls. It adheres to tar, bitumen and other paints. It is highly elastic and resistant to ultra-violet deterioration and a wide spectrum of acids and corrosive materials.

One enormous limitation competitors have is their bottom coating product's limited effective life. Most competitive products recommend repeat coating within twelve to eighteen months. SeaLife 1000 is typically effective from four to seven years, more than and twice the life of similar anti-fouling coating products. Additionally, most competitive products recommend at least two or more coats while SeaLife 1000 is effective using only one coat on most hulls.

Most competitors' anti-foul coatings rely upon ablative technology where the active anti-foul ingredients leach into the ocean at a measured rate. This results in their anti-foul qualities continually decreasing. Their coated surfaces may appear well painted but their anti-foul characteristics have deteriorated. SeaLife 1000 does not rely upon leaching which allows this product to maintain the same high quality anti-foul characteristics over the life of the paint.

Market research indicates that SeaLife can supply bottom-coating coating for prices at or below existing competitors' prices and still provide a substantial profit margin. SeaLife Marine Coatings is able to offer coating paints in all popular colors.

Sealife initially will outsource manufacture of our paints at high quality manufacturing facilities throughout the United States. SeaLife Marine Coatings technical personnel will supervise quality control.

Patents  and  trademarks:

Sealife has chosen not to patent the manufacturing formula for its paints. When a patent is filed it requires the disclosure of all processes and formulas required to manufacture the product. Due to improbability of a competitor "reverse engineering" the SeaLife Marine formulas and the problems inherent with the ease of patent formula availability to potential competitors worldwide, Sealife has elected trade secret protection of its formulas. Trade secret protection is the method of choice of successful companies such as Coca-Cola and Kentucky Fried Chicken. Sealife owns formulas and proprietary supplies and sources that are special and unique to its products. Sealife has elected to maintain the security of these invaluable assets as trade secrets.

Marketing  Plan:

Sealife expects to reach prospective customers utilizing an attractive web site with information relative to product advantages, price and distributor availability, direct mail (personal and business to business), selected magazine advertising, extensive public relations campaign to create branding and a direct technically oriented sales force.

SeaLife Marine Products intends to recruit and employ an experienced marketing and sales manager whose primary focus will be to introduce SeaLife Marine products worldwide to ship chandlers, shipyards, retail outlets and builders and to pursue worldwide licensing agreements with established marketing and manufacturing entities.

Sealife's initial outlets will be distributors and select retailers located in key areas throughout the world. Product shipments are anticipated to begin from a single production/warehouse facility in the U.S. Future expansion involves adding other distribution locales (i.e. Asia and Europe) as a sales volume requirement dictate.

SeaLife will continue to develop new products for the ever-expanding marine industry. Utilizing talented scientists, state-of-the-art laboratories and a team of creative problem solvers, Sealife will continue to innovate and set the pace for the industry.

Sealife believes is has developed truly "Next Generation" anti-foul technology offering the best product line available for protecting boats, ships, nets, pilings, any submerged surface at reasonable prices and all within Sealife's dictum of providing environmentally safe products of the highest quality

The pricing of these products is highly competitive while the shipping expense will remain minimal. It is the Sealife's belief that it will achieve a substantial penetration of the bottom coating market within six months while achieving profitability by the end of our first year.

ITEM  5.  OTHER  EVENTS

     The registrant affected a 15 for 1 Reverse stock split on December 20, 2002 as a result of the acquisition of SeaLife Corp and the change in focus of the registrant's business. The registrant changed it name from Integrated Enterprises, Inc. to SeaLife Corporation and changed its trading symbol to SLIF. In addition, the former directors and officers of Integrated Enterprises, Inc. resigned and the directors and officers of SeaLife Corp. have become the directors and officers of the Registrant. The new directors and officers are as follows: Robert A McCaslin, President and Director, John W Vilagi, Secretary and Director and J.P. Heyes, Director.

ITEM 7.   Financial Statements and Exhibits.

a)     Financial Statements of SeaLife Corp.

b)     Proforma financial information
The acquisition of SeaLife Corp. by the Company will be accounted for using the purchase method of accounting. SeaLife Corp. will be deemed the acquiror for accounting and financial reporting purposes. Because pro forma financial statements giving effect to the Exchange on a historical basis would be substantially identical to the financial statements of SeaLife Corp., no pro forma financial statements are included herewith.

c)     Exhibits:
2.1(1)     Exchange Agreement
3.1(1)     Articles of Amendment to the Articles of Incorporation

(1) Filed as an Exhibit to the report on Form 8-K filed on December 30, 2002.

                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on it behalf by the undersigned thereunto duly authorized.

March 3, 2003                                         SeaLife Corporation
                                                      /s/ Robert A McCaslin
                                                      -------------------------
                                                      Robert A McCaslin

Financials


                          Sealife Corp and Subsidiaries
                          (A Development Stage Company)
                           Consolidated Balance Sheet
                                    Unaudited


A S S E T S

                                                        6/30/2002   9/30/2002    12/31/2002
 Current Assets
   Cash (Note 2d)                                          18,467      15,099      105,242
   Accounts Receivable - Other                                  -           -       16,500
   Inventory                                                    -           -       13,000
   Total Current Assets                                    18,467      15,099      134,742

 Other Assets
   Technology (Note 2e)                                 1,335,309   1,335,309    1,335,309
   Total Other Assets                                   1,335,309   1,335,309    1,335,309

   Total Assets                                         1,353,776   1,350,408    1,470,051
                                                        ==========  ==========  ===========

 L I A B I L I T I E S
 Current Liabilities
   Accounts Payable                                             -           -        8,000
   Amount Due A Director (Note 2g)                            444         463          463
   Total Current Liabilities                                  444         463        8,463

 Long Term Liabilities
   Notes Payable                                        1,220,309   1,220,309    1,220,309
   Total Long Term Liabilities                          1,220,309   1,220,309    1,220,309

   Total Liabilities                                    1,220,753   1,220,772    1,228,772

E Q U I T Y
Stockholders Equity
Common Stock, Par Value $.0001 (Note 5)
   100,000,000 Shares Authorized,
   2,331,500 Issued and Outstanding at June 30, 2002
   2,355,000 Issued and Outstanding at Sept 30, 2002
   7,626,846 Issued and Outstanding at Dec 31, 2002         2,332       2,355          763
   Paid In Capital                                        145,419     168,895      334,098
   (Deficit) accumulated during the development stage     (14,727)    (41,614)     (93,582)

   Total Equity                                           133,023     129,636      241,279

   Total Liabilities and Equity                         1,353,776   1,350,408    1,470,051
                                                        ==========  ==========  ===========


                          Sealife Corp and Subsidiaries
                          (A Development Stage Company)
                      Consolidated Statement of Operations
                                For The Periods
                      October 1, 2002 to December 31, 2002,
                      July 1, 2002 to December 31, 2002 and
                 April 4, 2002 (inception) to December 31, 2002
                                    Unaudited



                                                                                             Cumulative
                                                                                                   from
                                                                 from          from      April 4, 2002,
                                                             10/1/2002      7/1/2002        (Inception)
                                                                    to            to                 to
                                                            12/31/2002    12/31/2002         12/31/2002
Revenues                                                          1,467        12,770           12,770

Cost of Sales                                                     1,256         7,997            7,997

Gross Profit                                                        211         4,772            4,772

Expenses
   General and administrative                                    34,931        45,610            55,594
   Research and development expense (Note 2h)                    17,249        38,017            42,760
   Total expenses                                                52,180        83,627            98,354

Net Loss Before Taxes                                           (51,968)      (78,855)          (93,582)

   Provision for taxes (Note 2J)                                      -             -                 -

Net Loss                                                        (51,968)      (78,855)          (93,582)
                                                                =========      =======          ========

Net (Loss) Per Share                                               (0.01)*      (0.02)*           (0.03)*

Weighted Average Number of                                      4,133,749    3,240,624         2,935,305
 Common Shares Outstanding

*  less than $.01 per share
                                                                  Shares
   Month                                                     Outstanding
   April                                                      2,312,000
   May                                                        2,330,500
   June                                                       2,331,500
   July                                         2,332,500     2,332,500
   August                                       2,355,000     2,355,000
   September                                    2,355,000     2,355,000
   October                                      2,382,200     2,382,200         2,382,200
   November                                     2,392,200     2,392,200         2,392,200
   December                                     7,626,846     7,626,846         7,626,846

   Average Shares                               4,133,749     3,240,624         2,935,305


                          Sealife Corp and Subsidiaries
                          (A Development Stage Company)
                      Consolidated Statement of Cashflows
                                For The Periods
                      October 1, 2002 to December 31, 2002,
                      July 1, 2002 to December 31, 2002 and
                 April 4, 2002 (inception) to December 31, 2002
                                    Unaudited


                                                                               Cummulative
                                                                                      from
                                                     from          from     April 4, 2002,
                                                10/1/2002      7/1/2002        (Inception)
                                                       to            to                 to
                                               12/31/2002    12/31/2002         12/31/2002
Cash Flows from Operating Activities

Net ( loss)                                     $(51,968)     $(78,855)          $(93,582)
    Adjustments to reconcile net loss to
    net cash used by operating activities:
Common stock issued for services                       -             -                  -
Contributed capital                                    -        (1,573)               758
Changes in operating assets and liabilities:
Decrease (increase) in Accounts Receivable       (16,500)      (16,500)           (16,500)
Decrease (increase) in Inventory                 (13,000)      (13,000)           (13,000)
Increase (decrease) in accounts payable            8,000         8,019              8,463
Net Cash (Used) by Operating Activities         $(73,468)    $(101,909)         $(113,861)


Cash Flows from Investment Activities
   Decrease (increase) in Other Assets                -             -          (1,335,309)
   Increase (decrease) in notes payable               -             -           1,220,309
                                                    $ -           $ -           $(115,000)
Cash Flows from Finance Activities
   Proceeds from sale of common stock            163,611       188,684            334,103
   Net Cash Provided by Financing Activities     163,611       188,684            334,103

Net Increase in Cash                              90,143        86,775            105,242

Cash at Beginning of Period                       15,099        18,467                  -

Cash at End of Period                            105,242       105,242        105,242

Supplemental Cash Flows Information

  Common stock issued in a stock exchange for
    consideration to be received                    $ -           $ -                 $ -


                          Sealife Corp and Subsidiaries
                          (A Development Stage Company)
                 Consolidated Statement of Stockholders' Equity
                                    Unaudited


                                                                                            Accumulated
                                                                                             During the
                                                Common Stock       Paid-in   Contributed    Development
                                             Shares       Amount   Capital       Capital        Stage           Total
Balances, at inception                           -            $-        $-            $-             $-           $-

Issuance of stock at $.001 per share          1,250,000   $1,250                                               1,250
Issuance of stock at $.0065 per share         1,000,000    1,000    64,000                                    65,000
Issuance of stock at $1.00 per share             81,500       82    81,419                                    81,500
Net (loss) for the period                                               $-                     (14,727)      (14,727)


Balances, June 30, 2002                       2,331,500   $2,332  $145,419            $-      $(14,727)     $133,023

Issuance of stock at $1.00 per share              6,500        7     6,494                                     6,500
Issuance of stock at $1.00 per share             17,000       17    16,983                                    17,000
Net (loss) for the period                                                                      (26,887)      (26,887)


Balances, Sept 30, 2002                       2,355,000   $2,355  $168,895            $-      $(41,614)     $129,636

Issuance of stock at $1.00 per share            162,200      162   162,038                                   162,200
Issuance of stock at $.001 per share          1,000,000    1,000                                               1,000
  acquistion of Sealife Corp
Acquistion by Sealife Corp at $.0001
   per share                                  4,109,646      411                                                 411
To convert Sealife Corporation shares to
   new par value of .0001                        (3,165)   3,165                                                   -
Net (loss) for the period                                                                      (51,968)      (51,968)


Balances, Dec 31, 2002                        7,626,846     $763  $334,098            $-      $(93,582)     $241,279


                          Sealife Corp and Subsidiaries
                          (A Development Stage Company)
                           Consolidated Balance Sheet
                                    Unaudited

Details of Consolidation                                              SeaLife           SeaLife           SeaLife
December 31, 2002                                                        Corp       Corporation            Marine
                                        Total      Eliminations     (Delaware)          (Nevada)          Company    Proterra
ASSETS
Current Assets
   Cash                             $105,242               $(5)             $5          $103,178          $(1,319)     $3,383
   Other receivable                   16,500                                              16,500
   Inventory                          13,000                 -                                                         13,000
   Total Current Assets              134,742                (5)              5           119,678           (1,319)     16,383

Other Assets
   Technology                      1,335,309                 -               -         1,335,309                            -

   Total Assets                    $1,470,051              $(5)             $5        $1,454,987          $(1,319)    $16,383


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts payable                     8,463                                             $7,463               $-      $1,000

Long-Term Debt                      1,220,309                                          1,220,309
   Total Liabilities                1,228,772                -               -         1,227,772                -       1,000

Stockholders' Equity
   Common stock                           763                -             411               352
   Preferred stock                          -             (200)            200
   Additional paid capital            334,098      (17,066,011)     17,066,011           257,686            55,877      20,535
   Deficit accumulated                (93,582)      17,066,206     (17,066,617)          (30,823)          (57,196)     (5,151)
   Total Equity                       241,279               (5)              5           227,215            (1,319)     15,383

   Total Liabilities and Equity    $1,470,051              $(5)             $5        $1,454,987           $(1,319)    $16,383


                          Sealife Corp and Subsidiaries
                          (A Development Stage Company)
                        Consolidated Statement of Income
                                    Unaudited

Details of Consolidation                                              SeaLife           SeaLife           SeaLife
For the Six Months Ended December 31, 2002                               Corp       Corporation            Marine
                                        Total      Eliminations     (Delaware)          (Nevada)          Company    Proterra
Sales                                 $12,770                $-           $-                $-                $-     $12,770

Cost of sales                           7,997                 -            -                 -                 -       7,997

Gross Profit                            4,772                 -            -                 -                 -       4,772

General and administrative             54,021               411            -            16,096            30,075       7,439
Research and development expense       44,333                 -            -            14,727            27,122       2,485
   Total expenses                      98,354               411            -            30,823            57,196       9,924

Operating profit (loss)               (93,582)             (411)           -           (30,823)          (57,196)     (5,151)

Other income (expenses)                     -                 -            -                 -

Profit (loss) before taxes            (93,582)             (411)           -           (30,823)          (57,196)     (5,151)

Tax provisions                              -                 -            -                 -                 -           -

Net Profit (Loss) during
   development phase                 $(93,582)            $(411)          $-          $(30,823)         $(57,196)    $(5,151)

                                  SeaLife Corp
                          A Development Stage Company)
              Notes to the Financial Statements - December 31, 2002
                                    Unaudited



The following accounting principles and practices of Sealife Corp (the Company) are set forth to facilitate the understanding of the data presented in the financial statements.

1.     GENERAL
       -------

BASIS OF PRESENTATION - Sealife Corp Integrated Enterprises, Inc. (formerly Integrated Enterprises, Inc., formerly Fraser Realty Group, Inc.-FRG) a Delaware corporation, is the successor to Fraser Mortgage Investments (the Trust), an unincorporated association in the form of a business trust organized in Ohio under the Declaration of Trust dated May 7, 1969. At a special meeting of the shareholders of the Trust held on August 28, 1984 a plan of reorganization was approved pursuant to which: 1 All of the assets of the Trust were sold to FRG; 2 FRG assumed all of the Trust's liabilities and obligations; 3 Each issued and outstanding share of the Trust was converted into one share of FRG common stock; and 4 The Trust was terminated. The purpose of the proposed reorganization was to convert the Trust to a business organization taxable as an ordinary corporation, instead of a real estate investment trust, under Federal income tax laws. Unless the context otherwise requires, the term FRG includes its predecessor, the Trust. FRG invested in real estate and mortgage loans. FRG was organized as a real estate trust, primarily for the purpose of making passive investments in real estate and passing through the income realized from such investments to its shareholders. From its inception, FRG financed its real estate investment operations principally through sale of common stock, and short-term debt financing, including both bank borrowings and the issuance of commercial paper. FRG saw its real estate investments evolve from principally short-term construction loans to a mix of variable and fixed-rate mortgage loans of which a significant portion consists of mortgage positions on improved and unimproved land held by investors for development purposes. Accordingly, FRG's investments in mortgage loans represent long-term assets with the realization dates dependent upon the equity holder's ability to complete development projects or obtain refinancing from other sources. At the same time, bank notes payable and commercial paper outstanding were all short-term borrowings renewable at the option of the note holders. FRG relied on these short-term borrowings, the intermittent repayment of loans and the refinancing or sale of portfolio investments in order to meet its current obligations. During fiscal 1989, cash provided from these sources was wholly inadequate to provide working capital to fund operations. Management was unable to secure additional financing or find other means of obtaining needed cash in fiscal 1990 to permit FRG to meet its current obligations. Accordingly, management determined that there was no reason to continue operating and, thus, incurring further losses. FRG has been inactive since 1990 and has not conducted any business since that time. On August 4, 1998, acting in his capacity as Chairman of the Board and President and with first receiving the consent, approval and authorization of FRG's Board of Directors, Roger A. Kimmel, Jr. filed with the State of Delaware, Secretary of State, Division of Corporations, a Certificate For Renewal and Revival of Charter and thereby effected a renewal, revival and restoration of the Company's Certificate of Incorporation pursuant to Section 312 of the General Corporation Law of Delaware. Thereafter on August 26, 1998 an Omnibus 10-K for the fiscal years ending May31, 1990 through 1998 was filed with the Securities and Exchange Commission of the Federal Government. On October 27, 1999 the Company entered into an Acquisition Merger agreement with a private company, Motorsports USA, Inc. The Company also effected a name change at that time to Motorsports USA, Inc. With this transaction certain assets became the property of the Company. However, the custody and control of such assets were not perfected and the management of the private company evidenced tentative compliance with SEC reporting requirements. This condition was considered intolerable to the Company's Board of Directors and accordingly on August 1, 2000 the transaction was rescinded. The Company also changed its name on June 1, 2000 to Vast Technologies Holding Company. Accordingly the enclosed financial statements were prepared as if the merger with Motorsports USA, Inc. had not taken place. In June 2001 the Company changed its name to Integrated Enterprises, Inc., issued 12,000,000 shares of Common Stock for services and reverse split its Common Shares, one new common share for each ten old common share with a par value of $
0.0001 per share. While the Company has no assets, liabilities, or ongoing operations and has not engaged in any business activities since 1990 it is believed that it may be possible to recover value for the Stockholders through the implementation of a plan whereby the Company as a "clean public shell" effects a business combination transaction with a suitable privately-held company that has both business history and operating assets.

On December 20, 2002 the registrant acquired 100% of the issued and outstanding shares of SeaLife Corp, a Nevada Corporation in exchange for 2,524,200 post reverse split shares of the Registrant's common stock.

The registrant affected a 15 for 1 Reverse stock split on December 20, 2002 as a result of the acquisition of SeaLife Corp and the change in focus of the registrant's business. The registrant changed it name from Integrated Enterprises, Inc. to SeaLife Corporation and changed its trading symbol to SLIF. In addition, the former directors and officers of Integrated Enterprises, Inc. resigned and the directors and officers of SeaLife Corp. have become the directors and officers of the Registrant. The new directors and officers are as follows: Robert A McCaslin, President and Director, John W Vilagi, Secretary and Director and J.P. Heyes, Director.

As a result of the acquisition of SeaLife Corp. a Nevada corporation the control of the Registrant shifted to the former shareholders of SeaLife Corp. Robert A. McCaslin now exercises control of the registrant. Mr. Robert A. McCaslin owns 4,000,000 shares of a total 6,124,200 or 65% of the total outstanding shares.

PER SHARE AMOUNTS - Per share amounts are computed based on the weighted average number of common shares outstanding for each period. Shares issuable upon exercise are not included in the computation since their effect would be anti-dilutive.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

DESCRIPTION OF SECURITIES Common Stock General. The Company is authorized to issue 100,000,000 shares of Common Stock, $.0001 par value per share. The holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. The holders of the Common Stock as such have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the Common Stock. Voting Rights. The holders of the Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the results that the holders of shares having more than fifty percent (50%) of the votes for the election of directors can elect all of the directors. Dividend Policy. To date, the Company has not paid any dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition and other relevant factors. The Board does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations.

OTHER EVENTS The registrant affected a 15 for 1 Reverse stock split on December 20, 2002 as a result of the acquisition of SeaLife Corp and the change in focus of the registrant's business. The registrant changed it name from Integrated Enterprises, Inc. to SeaLife Corporation and changed its trading symbol to SLIF. In addition, the former directors and officers of Integrated Enterprises, Inc. resigned and the directors and officers of SeaLife Corp. have become the directors and officers of the Registrant. The new directors and officers are as follows: Robert A McCaslin, President and Director, John W Vilagi, Secretary and Director and J.P. Heyes, Director.

SeaLife Corporation , a Nevada company, was incorporated on January 21, 2002. The Company's registered office is at 2164 North Glassell Street, Orange CA 92865. The Company is in a development stage and has not generated any income (see Note 3, Development Stage).

The Company is in a marine paint business. It's first marketed product is under the brand name of (SeaLife 1000TM). Sealife 1000 is competitive, as it protects hulls of ships longer than other normal paints. It does not require a primer coat and is environmentally friendly. Sealife 1000 is anti-foul coating authorized to be labeled environmentally compatible by the US Environment Protection Agency ("EPA"). Other products include ("Sealife 2000TM and Sealife 3000TM") are in the Research & Development ("R & D") stage. (see Note 2f, Technology)

2.     ACCOUNTING  POLICIES  AND  PRACTICE
       -----------------------------------

A)     CALENDAR  YEAR  ENDING  MAY  31
The Company's calendar year ends on May 31 of the year, however management has indicated that they plan to change the Company's calendar year end to March 31 including all subsidiaries.

B)     BASIS  OF  CONSOLIDATION
The accompanying consolidated financial statements include the accounts of the Company and its subsidiary. The Company accounted for the consolidation using purchase method, in accordance with the Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations (see Note 1, General). All significant inter-company accounts and transactions, if any, have been eliminated in consolidation.

C)     USE  OF  ESTIMATES
The preparation of the financial statements, are in conformity with generally accepted accounting principles, requires management to make necessary estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate to properly reflect the operations of the Company. Actual results could differ from these estimates.

D)     CASH  AND  CASH  EQUIVALENTS
The balance on this account reflects all cash deposit of both the Company and its subsidiaries SeaLife Marine Products Inc and Proterra Technologies, Inc. ("SeaLife Marine" see Note 9, subsidiary) in the banks.

E)     ASSET  PURCHASE
SeaLife Marine ("Buyer") entered into an asset purchase agreement to acquire the technology, formula adopted in the production of coating from outside parties, (G. Himmah, Ecosys International Co, Aspen Laboratories Inc and SeaLife Marine Coatings, collectively referred to as "Seller" on December 31, 2002. The purchase price is $1,335,309, which is to paid in the form of cash of $115,000 with the remaining balance to be paid in a corporate note of $1,220,309 over a 10 year period. The corporate note is to be paid based on the Company's sales, i.e. at 5% of the first three million ($3,000,000) of sales, and at 2.5% on the sales in excess of the first three million until the amount is paid in full. The note payment shall be paid monthly, which is 30 days after the end of each month. The note is with a interest rate of 7% per annum. The note may be converted at the option of the buyer to the common stock of the Company at a conversion price, which is equivalent to 80% of market price, based on the average bid price for the last 30 days of intended conversion period. Under this purchase agreement, the seller grants, sells and assigns to the buyer the followings:

1) Patents, patent application rights for EPA registration number 70214-1 and all modifications, enhancements and improvements thereon.
2) All rights in perpetuity, including but not limited to SeaLife 1000, SeaLife 2000 and SeaLife 3000 (see Note 2f) present and future marine coatings and all modifications, variations, enhancements and improvements thereon.

3)     Seller  appoints  the  buyer  with  full  power  to:
a) Enforce and protect all rights, licenses, privileges or property granted hereunder any and all patents therein.
b) Prevent or terminate any infringement or other violation or any threatened infringement.
c) Join buyer as a party plaintiff or defendant in any suit or proceeding in the discretion of buyer.

F)     TECHNOLOGY
SeaLife 1000 is a solvent based, anti-fouling coating for underwater use. It provides a unique anti-shell, anti-algae, anti-fungus and anti-rust coating, with competitive test results.

SeaLife 2000 is a water based, anti-fouling coating for submerged marine use. Tests result indicated its high quality acrylate dispersions which may make the product suitable for ships as both superstructure and submerged anti-fouling coating. SeaLife 2000 is currently under a R & D stage at the present time.

SeaLife 3000 is a water based coating with a state of the art anti-rust additives for the above water application. Tests result indicated that this coating has demonstrated exceptional fireproof characteristics. The coating may be of a choice for military applications. SeaLife 3000 is currently under a R & D stage at the present time.

G)     AMOUNT  DUE  TO  A  DIRECTOR
The account balances represent the amount due to one of the Director of the company, J. Vilagi in 2002.

H)     RESEARCH  AND  DEVELOPMENT  ("R  &  D")  EXPENSES
R & D expenses are the expenses incurred in developing new products, such as SeaLife 2000 and SeaLife 3000.

I)     INCOME/REVENUE  RECOGNITION
The Company is in development stage (see Note 3, Development Stage) and has not started its principal operations. As a result, there is no income/revenue recognized, at the present time.

J)     TAXES
The Company has not begun its principal operations and has not generated any operating profit for the period ended December 31, 2002. In addition, the Company has not incurred salary expenses at the present time (see Note 7, Related Party Transaction). Therefore no federal taxes provision is required.

3)     DEVELOPMENT  STAGE
       ------------------
According to the SFAS No. 7, Accounting and Reporting by Development stage Enterprises, the Company is classified as a development stage entity, as it meets two (2) basic criteria: 1) the Company devotes most of its activities to establishing a new business; and 2) its principal activities have not yet commenced.

4)     MAJOR  CUSTOMERS
       ----------------
Since the Company is a development stage and has not commenced its activities, it does not have any customer for the period ended on December 31, 2002.

5)     STOCK  AND  SHAREHOLDERS
       ------------------------
The Company has one (1) class of equity common shares. There are authorized common shares with par value of US$0.0001 per share. There are 100,000,000 common shares authorized, of which 7,631,846 shares are issued and outstanding as of December 31, 2002.

6)     INFLATION
       ---------
It is believed that inflation has not had a material impact on the Company's business in recent years. If severe inflation incurred, it may have an un-favorable impact to operation of the Company.

7)     RELATED  PARTY  TRANSACTION
       ---------------------------
The Company is controlled by three (3) major shareholders, R. McCaslin, J. P. Heyes, and J. Vilagi, who are also the Directors of the Company. These three shareholders elected that their salaries to be waived and take no salaries at the present time. In addition, the Company established a wholly owned subsidiary SeaLife Marine Products, Inc. (see Note 9, Subsidiary), any transactions with
SeaLife  Marine  Products,  Inc. would be deemed as a related party transaction.

8)     CONSULTING  AGREEMENT
       ---------------------
During the period, the Company entered into a consulting agreement with Mr. G. Himmah, the previous owner of acquired technology (see Note 2f), for his advice in the use and improvement of the acquired technology. The period of the consultancy is from September 1, 2002 to September 1, 2007. The consultant shall receive $10,000 per month, with the first payment be made on September 1, 2002.

9)     SUBSIDIARIES
       ------------
On February 4, 2002, the Company has organized a wholly owned subsidiary, SeaLife Marine Product Inc., a California company.

On July 31, 2002, the Company has organized a wholly owned subsidiary, Proterra Technologies Inc., a California company.

10)     GOING  CONCERN
        --------------
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in (see Note 3, Development Stage) to the financial statements, the Company has not commenced its operations or generated income that raise doubts about its ability to continue as a going concern.

11)     SUBSEQUENT  EVENTS
        ------------------
On the issuance date of this report, Mr. Himmah elected to accept 1,000,000 shares of the Company's common stock as payment of one million dollars on the asset purchase (see Note 2e, Asset Purchase).